ELECTROSOURCE, INC.

                      CONSULTING AGREEMENT

                            96-C-093

      THIS CONSULTING AGREEMENT (the "Agreement"), made effective the 1st day of September, 1996, is between ELECTROSOURCE, INC. ("Electrosource"), a Delaware corporation, having its principal offices at 2809 HI 35 South, San Marcos, Texas, 78666, U.S.A. and Richard J. Blanyer (Consultant) having his place of business at Route 2, Box 171AC, Smithville, Texas 78957.

                      W I T N E S S E T H:

      WHEREAS, Consultant possesses knowledge and experience in battery technology, and related fields; and

     WHEREAS, Electrosource desires the assistance of Consultant,

      NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, the parties hereto agree as follows:

1.    Term

      1.1    Electrosource  hereby  engages   Consultant   as
             independent contractor for a term commencing on September 1, 1996 and ending on December 31, 1997.

      1.2 Electrosource shall have the right to extend this Agreement by written modification at the same rate of compensation provided for in Section 3 by written notice not less than two (2) weeks prior to the last day of the initial term of this Agreement or Amendment to same.

      1.3 Either party may cancel this Agreement at its sole discretion with ten (10) days written notice to the other. Electrosource's sole liability will be for hours worked at the rate specified, and for reasonable travel or business expenses incurred in accordance with
             Section 4.

      1.4    Notwithstanding  any  other  provision  of  this
             Agreement,   if   Consultant  breaches   any   of   its
             provisions, Electrosource may terminate this Agreement immediately upon written notice to Consultant.

      1.5    Upon  termination of this Agreement in accordance
             with any of its provisions, Electrosource shall have no obligation to make further payments to Consultant for services performed after notice is received by
             Consultant. Notice may be hand carried or sent by certified mail. Notice is effective upon receipt or within five (5) days of mailing, whichever is earlier.

2.    Duties

      Consultant shall use its best efforts on behalf of Electrosource to assist Electrosource with respect to all matters pertaining to battery development, and related matters. Consultant shall not, during the term of this Agreement, accept any other engagement as consultant, or enter into any employment relationship, with respect to which any portion of his duties would entail assisting any other entity in the field of battery development or battery technology. The Consultant agrees not to perform work for a competitor of Electrosource, during the term of this Consulting Agreement. Consultant shall provide two days of time per week to perform such advising and consulting duties as may be assigned from time to time by Electrosource by William F. Griffin, the Executive Vice President/Marketing or such other person as is designated from time to time by Electrosource. Such consulting services shall be provided at the offices of Electrosource. Invoices shall be paid within 15 days of receipt.

3.    Compensation

      As full compensation for the services which Consultant renders to Electrosource under and in accordance with the terms of this Agreement, Electrosource will pay to Consultant $450.00 per day for two (2) days per week. Invoices Consultant submits to Electrosource for services rendered shall include the heading "a professional consulting firm or individual."

4.    Expenses

      Electrosource shall reimburse Consultant for all proper and reasonable expenses incurred by him pursuant to Consultant's duties hereunder to the extent such expenses are approved in writing in advance by Electrosource. Such expenses may include  necessary  actual expenses  of  out-of-town  travel
      costs    (e.i.   outside   of   Austin   or   San   Marcos),
      communications, hotel accommodations, meals and the like provided that Consultant shall keep receipts and provide Electrosource an accurate and complete accounting of all such expenses so incurred, and shall obtain Electrosource's prior written consent to any such expenses. Reimbursement of expenses will be issued within ten (10) days of receipt of complete accounting, with receipts, of same.

5.    Confidential and Proprietary Information

      5.1 The parties agree that from time to time during performance of this Agreement confidential or proprietary technical or business information may be provided either orally or in written form to Consultant. Such information will be specifically designated by Electrosource as "confidential" and/or "proprietary." Consultant shall keep confidential all such designated information furnished by Electrosource and safeguard same from disclosure or use by any unauthorized individuals for any purpose other than in performance of this Agreement.

      5.2   Consultant  shall  restrict  the  disclosure   of
            Electrosource's confidential and/or proprietary technical and business information to those of his employees who need to know the same for purposes of carrying out this contract. Consultant shall advise all such employees of Consultant's obligations of confidentiality under this Agreement.

      5.3 In event of termination or cancellation of this Agreement for any reason whatsoever, Consultant agrees promptly to deliver to Electrosource all written information of any sort made available to Consultant or created by it under the terms of this Agreement.

      5.4   Work  product created by Consultant  shall  under
            this agreement become the confidential proprietary property of Electrosource. Consultant agrees to treat such work product in the same manner as confidential proprietary information of Electrosource. Consultant agrees that any remedy at law would be inadequate or a violation of this provision; consequently, Consultant agrees that Electrosource is entitled to obtain an injunction against Consultant's disclosure of any confidential proprietary information.

      5.5   Neither  expiration  of this  Agreement  nor  its
            earlier   termination  for  any  reason  shall  release
            Consultant from its obligations under this Section 5.

6.    Classified Information

      6.1 Except in connection with authorized visits, classified materials shall not be possessed by the
            Consultant off the premises of the Company. The Company shall not furnish classified material to the Consultant at any other location than the premises of the Company and performance of the consulting services by the Consultant shall be accomplished at the premises of the Company; and classification guidance will be provided by the Company.

      6.2 The Consultant and his certifying employees shall not disclose classified information to unauthorized persons.

      6.3 Electrosource shall brief the Consultant as to the security controls and procedures applicable to the Consultant's performance.

7.    Works of Authorship and Inventions

      7.1 Consultant shall convey to Electrosource all rights to each work of authorship, whether or not patentable, which is conceived, developed, written, or reduced to practice by Consultant in performing the requirements of this Agreement. Consultant agrees to execute all necessary patent and copyright applications, assignments and other instruments at Electrosource's expense and to give all lawful and proper testimony in aid of Electrosource obtaining and maintaining in its name full and complete patent protection on any such invention. Before final payment is made under this Agreement, Consultant shall furnish Electrosource complete information with respect to any invention and all work product subject to this Section.

     7.2    Consultant  hereby  irrevocably  appoints   each
            officer and director of Electrosource as his attorney-in-fact for purposes of filing any applications or assignments necessary to properly reflect the sole ownership by Electrosource of any invention or work of authorship subject to this Section.

8.   Assignment and Subcontracting

     Neither this Agreement nor its performance, either in whole or in part, shall be assigned or subcontracted by Consultant to a third party or performed by anyone except Richard J. Blanyer without, in each case, the prior written consent of Electrosource.

9.   No Conflicts

     9.1  Consultant represents and warrants that:

          (a)  He has full authority to enter into this
               Agreement   and   to   perform   his   obligations
               hereunder; and

          (b)  Performance  by  Consultant  of   his
               obligations hereunder will not be in conflict with any other of his obligations.

     9.2 Consultant shall advise Electrosource's General Counsel of all clients under similar agreement to him within five (5) days after execution of this Agreement. Consultant shall notify Electrosource within five days of any subsequent contract for additional clients.

     9.3 Notwithstanding any other provision of this Agreement, Electrosource shall have the right to terminate this Agreement if, in Electrosource's sole opinion, a conflict of interest rises or may arise between Consultant's representation of Electrosource and its representation of its other clients. Such termination shall become effective upon five (5) days written notification by Electrosource.

10.  Independent Contractor

     Consultant's relationship to Electrosource shall be solely to provide personal services on an independent contractor basis. In this capacity, Consultant will not be a regular employee of Electrosource and will not be entitled to worker's compensation coverage, unemployment insurance, or any other type or form of insurance or benefit normally provided by Electrosource for its employees, and Electrosource will not be responsible for withholding federal income or social security taxes from the fees paid to Consultant. The Consultant will be solely responsible for reporting and paying all Federal, State and Local taxes arising from his performance of this Agreement. The consultant is generally free to perform the services hereunder in any manner desired, subject to satisfactory completion of the subject task.

11.  Notice

     A notice communicated to Electrosource shall be sent to James M. Rosel, Vice President, General Counsel, Electrosource, Inc., 2809 IN 35 South, San Marcos, Texas 78666, or to such other place or places as Electrosource by notice in writing shall specify. Any notice to be served shall be sent to Richard Blanyer at Rt. 2, Box 171AC, Smithville, Texas 78957. Any notice to be served shall be deemed to be served if the same be sent by registered or certified mail through the United States mail, addressed to the party on which service is to be effected at the address stated in the immediately preceding sentences and shall be deemed to have been received on the day indicated on the return receipt relating thereto.

12.  Binding Agreement

     This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Electrosource and to the successors and assigns of Consultant.

13.  Modification

     This Agreement supersedes all prior agreements or understandings between Consultant and Electrosource relating to the subject matter hereof, and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless reduced to writing and signed by duly authorized officers of Electrosource and by Consultant.

14.  Construction

     This Agreement shall be construed in accordance with the laws of the State of Texas. Consultant hereby submits to the continuing jurisdiction of the laws and the courts of the State of Texas in the prosecution of any interpretation or dispute under or arising out of this Agreement. Should any portion of this Agreement be adjudged or held to be invalid, unenforceable or void, such judgment shall not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the portion to be held invalid, unenforceable or void shall, if possible be deemed amended or reduced in scope or to otherwise be stricken from this Agreement to the extent required for the purposes of validity and enforcement thereof.

     IN WITNESS WHEREOF, this Agreement is dated and is effective the date and year first above written.

ELECTROSOURCE, INC.                CONSULTANT

By:        /s/                     By:       /s/
   James M. Rosel                     Richard J. Blanyer
   Vice President, General Counsel

Date:   10-3-1996                  Date:   01 Oct 96

                                   SOCIAL SECURITY NUMBER OR
                                   FEDERAL IDENTIFICATION NUMBER:

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